Exhibit 10.10

Amendment to Sigma Labs, Inc. 2013 Equity Incentive Plan

The last sentence of Section 3 of the 2013 Equity Incentive Plan of Sigma Labs, Inc. is hereby amended in its entirety to read as follows:

"No eligible person shall be granted Options or other awards during any twelve-month period covering more than 300,000 shares."